                                                                                    Exhibit 23.1

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of O'Sullivan Industries, Inc. of our
report dated September 29, 2003 relating to the financial statements of O'Sullivan Industries, Inc. and of our report dated September 29, 2003, except for Note 21, for which the date is December 19, 2003, relating to the financial statements of O'Sullivan Industries Holdings, Inc. which appear in such Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri
December 23, 2003